EXHIBIT 3.1

FEDERAL INDENTIFICATION
NO. 04-2866152

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

We, C. Richard Harrison , President

and David R. Friedman , Clerk

of Parametric Technology Corporation
(Exact name of corporation)

located at 128 Technology Drive , Waltham, Massachusetts 02453
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:
-3-
(Number those articles 1, 2, 3, 4, 5 and/or 6 being numbered)

of the Articles of Organization were duly adopted at meeting held on February 10, 2000 by vote of:

233,402,129 shares of Common Stock of 274,174,008 shares outstanding,

being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of the shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE	WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	None	Common:	350,000,000	$.01

Preferred:	None	Preferred:	5,000,000	$.01

Change the total authorized to:

WITHOUT PAR VALUE	WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	None	Common:	500,000,000	$.01

Preferred:	None	Preferred:	5,000,000	$.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:__________ N/A__________ .

SIGNED UNDER THE PENALTIES OF PERJURY, this 10th day of February, 2000,

/s/ C. Richard Harrison , President
C. Richard Harrison

/s/ David R. Friedman , Clerk
David R. Friedman

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section72)

     I hereby approve the within Article of Amendment and, the filing fee in the amount of $_____ having been paid, said articles are deemed to have been file with me this day ____of ________________, 19 ______.

     Effective date: _____________________________

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY THE CORPORATION
Photocopy of document to be sent to:

Parametric Technology Corporation
Attn: Edwin J. Gillis
128 Technology Drive
Waltham, MA 02453

Telephone: (781) 398-5000